                                                                   [FINOVA LOGO]

TECHNOLOGY FINANCE

                                                      FINOVA CAPITAL CORPORATION
                                                              TECHNOLOGY FINANCE


                                                              10 WATERSIDE DRIVE
                                                            FARMINGTON, CT 06032

June 2, 2000
                                                                TEL 860 676 1818
                                                                FAX 860 676 1814
                                                                  www.finova.com

Mr. Angelo Gencarelli, III
Vice President - Business
Integration and Administration
AppliedTheory Corporation
224 Harrison Street, 8th Floor
Syracuse, New York 13202


Dear Mr. Gencarelli:

       Reference is hereby made to the following:

              (i) Master Loan and Security Agreement No. S7700 dated as of May 12, 2000 (the "Master Agreement") between FINOVA Capital Corporation ("Lender") and AppliedTheory Corporation ("Borrower");

              (ii) Promissory Note No. 01 dated May 30, 2000 (the "Note") in the principal amount of $2,997,389.93 executed by Borrower payable to Lender; and

              (iii) Schedule No. 01 to Promissory Note No. 01 dated May 30, 2000 (the "Schedule"), which Schedule constitutes a part of and is incorporated into the Note.

       Contemporaneously herewith, Lender is making a loan to Borrower in the principal amount of $2,997,389.93 (the "Loan"). The obligation of Borrower to repay the Loan and all interest thereon is evidenced by the Note.

       Borrower has requested that Lender agree to amend the payment terms of the Note to reflect the fact that the Loan is being made on the date hereof, and Lender will agree to the same, on the terms and subject to the conditions contained herein.

       NOW THEREFORE, the parties hereto agreeing to be legally bound, hereby agree as follows:

       1. Paragraph 2 of the Schedule is amended in its entirety to read as follows:

              "2. Payments. You will repay the Loan, together with interest at the rate of 13.53% per annum (said interest rate being the interest rate as adjusted pursuant to Paragraph 3 of the Schedule), in thirty-seven (37) consecutive monthly payments of principal and interest as follows: (a) one (1) payment of principal and interest in the amount of $179,138.24, followed by
              (b) thirty-four (34) consecutive monthly payments of principal and interest, each in the amount of $89,569.12, followed by (c) one
              (1) monthly payment of $0.00, followed by (d) a final monthly payment of principal and interest in the amount of $449,608.49 (the "Final Payment"). The amount of $359,686.79

                                                                   [FINOVA LOGO]

              shall be withheld from the proceeds of the Loan and applied against the Final Payment. A credit equal to five (5%) percent simple interest thereon from the date of the Loan to the date applied shall be applied to the Final Payment. Provided there is no then current default, the net payment due on the Maturity Date shall be $31,772.33.

              The first monthly payment of principal and interest ("First Payment") will be due and payable on June 2, 2000 (being the date on which the Loan is made). Subsequent payments of principal and interest are due and payable on a like day in each and every month thereafter through and including the date upon which the Final Payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the Maturity Date. The First Payment of principal and interest shall also be withheld from the proceeds of the Loan."

       2. Paragraph 1(g) of the Master Agreement is amended in its entirety to read as follows:

       "(g)   First Payment and Subsequent Payments. The first Payment under a
Note and Advance ("First Payment") is due at the beginning of its Term and shall, at our option, either be deducted from the proceeds of the Advance or paid directly to us by you. Subsequent Payments are due on a like day in each and every month thereafter as set forth on the Schedule until you pay to us in full all of the Payments and any other fees, costs, charges and expenses that you owe us."

              3. Paragraph 1(i) Interim Interest Payment of the Master Agreement is deleted in its entirety.

              4. Except as amended hereby, the terms of the Master Agreement, Schedule and the Note remain in full force and effect.

              5. An originally executed counterpart of this Amendment shall be attached to and be a part of the Schedule and Note.


Sincerely,                                     Acknowledged and Agreed to this
                                               2nd day of June, 2000

FINOVA CAPITAL CORPORATION                     APPLIEDTHEORY CORPORATION
/s/ LINDA A. MOSCHITTO
Linda A. Moschitto                             By:/s/ ANGELO GENCARELLI,III
Director, Contract Administration                 -----------------------------
                                                      Angelo Gencarelli, III
                                               Title: Vice President - Business
                                                      Integration and
                                                      Administration

                              PROMISSORY NOTE NO. 1


$2,997,389.93                                           May 30, 2000


APPLIEDTHEORY CORPORATION, a Delaware Corporation ("you"), promise to pay to the order of FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA") the principal amount of Two Million, Nine Hundred Ninety-Seven Thousand, Three Hundred Eighty-Nine and 93/100 Dollars ($2,997,389.93), together with interest on the unpaid principal balance at the interest rate per annum and on the dates and as otherwise provided in the "Master Agreement" and "Schedule" referred to below.

If the interest rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

You will make all payments in US Dollars at our offices at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or to another address that we request in writing. All payments will be made in immediately available funds.

This Note is executed in connection with a Master Loan and Security Agreement dated May 12, 2000 (the "Master Agreement"), between you and us. This Note is one of the Notes referred to in the Master Agreement, is secured as provided therein, and by all collateral set forth on Exhibit A to the attached Schedule (the "Schedule"), dated the same date as this Note and made a part hereof, and is entitled to all of the benefits of the Master Agreement and may be prepaid only as provided in Exhibit B to the Schedule and Section 1(n) of the Master Agreement. All of the terms contained in the Schedule are incorporated in full herein as if set forth in its entirety. This Note may be accelerated by us upon a payment default or upon another default under the Master Agreement or any agreement, instrument or document executed in connection herewith or therewith.

TIME IS OF THE ESSENCE.

If you do not make a payment within ten (10) days after the date it is due, you will also pay us a late charge of five percent (5%) of the amount past due. Your interest rate will be increased by four percent (4%) per annum, over and above your regular interest rate if payment is not made at the scheduled or accelerated maturity of this Note. You will also pay all of our costs of collection, including our reasonable attorney's fees and expenses. If we accelerate this Note, you will also owe us a prepayment premium, as set forth in Exhibit B to the Schedule.

You waive diligence, presentment, formalities of demand, protest or notice of nonpayment or dishonor or any other notice as to this Note.

THIS NOTE IS GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK. YOU CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. YOU WAIVE TRIAL BY JURY.

You represent to us that the proceeds of the Loan evidenced by this Note are being used to finance (or refinance) your purchase of the Collateral described in the Schedule, and that the Collateral will only be used for business purposes.


APPLIEDTHEORY CORPORATION                               ATTEST:



By: /s/ ANGELO GENCARELLI, III
   ---------------------------
Name: Angelo Gencarelli, III
     -------------------------
Title: V.P.
      ------------------------
                                                       /s/ DAVID BUCKEL
                                                       -----------------------
                                                       [Assistant] Secretary
                                                       David Buckel

                     SCHEDULE NO. 1 TO PROMISSORY NOTE NO. 1
                                       AND
                       MASTER LOAN AND SECURITY AGREEMENT


Schedule No. 1, dated May 30, 2000, (this "Schedule") to PROMISSORY NOTE NO. 1 and MASTER LOAN AND SECURITY AGREEMENT dated as of May 12, 2000 (the "Master Agreement") between APPLIEDTHEORY CORPORATION, a Delaware Corporation, with its principal place of business at 224 Harrison Street, 8th, Floor, Syracuse, NY 13202 ("you"); and FINOVA CAPITAL CORPORATION, a Delaware corporation, with its executive office and principal place of business at FINOVA Corporate Center, 4800 North Scottsdale Road, Scottsdale, AZ 85251-7623 ("we," "us", or "FINOVA").

1. Obligation to pay. You are presently borrowing Two Million, Nine Hundred Ninety-Seven Thousand, Three Hundred Eighty-Nine and 93/100 Dollars ($2,997,389.93) from us. This borrowing is evidenced by your promissory note dated the same date as this Schedule in the amount of Two Million, Nine Hundred Ninety-Seven Thousand, Three Hundred Eighty-Nine and 93/100 Dollars ($2,997,389.93) (the "Note") to which this Schedule is attached and made a part thereof.

2. Payments (Subject to adjustment in Paragraph 3). You will repay the Loan, together with interest at the interest rate described below, in Thirty-Seven
(37) consecutive monthly payments of principal and interest as follows: one payment of principal and interest in the amount of $178,944.18, followed by thirty-four (34) consecutive monthly payments of principal and interest, each in the amount of $89,472.09, followed by one (1) monthly payment at $0.00 to be followed by one (1) final monthly payment of principal and interest in the amount $449,608.49 (the "Final Payment"). These payments will be adjusted two
(2) business days prior to the date we make the Loan to you as set forth in Paragraph 3. Of the Final Payment, an amount equal to $359,686.79 shall be withheld from the proceeds of the Loan and applied to the Final Payment. A credit equal to five (5%) percent simple interest thereon from the Closing date to the date applied shall be applied to the Final Payment. In consideration of the amount being applied to the Final payment and the interest credit, the net payment due at the Maturity date shall be equal to $31,772.33.

The first monthly payment of principal and interest ("First Payment") will be due on the date that we make the Loan to you. Subsequent payments of principal and interest are due and payable on the thirtieth (30th) day of each and every month thereafter through and including the date upon which the Final Payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the Maturity Date. The First Payment of principal and interest (as well as any interim interest referred to below) shall be withheld from the proceeds of the Loan.

If the Loan is made on a day other than the thirtieth (30th) or thirty-first
(31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth (29th) day of the same month. If the Loan is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Loan at the interest rate for the period from the date we make the Loan to you until the twenty-ninth
(29th) day of the following month. If the Loan is made on the thirtieth (30th) day of a month, no such interim interest will be due.

3. Interest; Indexing. The interest rate in your payments shown above is calculated at the rate of 6.73% per annum plus an "Index Rate" of 6.73%. The Index Rate means the highest yield, as published in The Wall Street Journal of three-year United States Treasury Notes. The Index Rate of 6.73% was the Index Rate published in The Wall Street Journal on February 1, 2000. Two-business days prior to the date we make the Loan to you, we will read The Wall Street Journal to determine the final Index Rate. If the Index Rate is not published in The Wall Street Journal, we will determine it from another reliable source. We will increase or decrease the payments set forth above in Paragraph 2 to reflect any increase or decrease in the Index Rate on such date. We will give you notice of any increase or decrease as soon as we can. You will pay the increased or decreased payments unless we have made an obvious mistake in our calculations. Interest is calculated in advance using a 360-day year of twelve 30-day months.

4. Purpose of Loan; Security Interest. You are making this borrowing to finance (or refinance) your purchase of the equipment described in the attached Exhibit A to this Schedule (the "Equipment"). The Equipment, together with all other property described on the attached Exhibit A is hereinafter referred to as the "Collateral". The Collateral includes, without limitation, the Equipment and all replacement parts, additions, accessories and accessions thereto, all replacements and substitutions thereof and all proceeds of the foregoing, including, without limitation, insurance proceeds. In order to secure all of the Obligations (as defined in the Master Agreement), you grant us a first lien on and security interest in the Collateral, as well as any additions, accessories and accessions thereto, all replacements and substitutions and proceeds of the Collateral, including, without limitation, insurance proceeds. You also grant us a security interest in any leases and rentals of the Collateral. This security interest secures the Note. It also secures the full and timely payment and performance of all of your other Obligations to us, whether under the Master Agreement, any other agreement, loan or lease that you may have with us, or otherwise.

5      Collateral Acceptance Date. The Equipment shall be delivered, installed and accepted no later than May 31, 2000.

6. Terms of Master Agreement. The terms of the Master Agreement are made a part of this Schedule as if repeated in its entirety in this Schedule. Any declaration of default under the Master Agreement is a default under this Schedule and permits us to exercise all remedies provided by the Master Agreement.

APPLIEDTHEORY CORPORATION                               ATTEST:



By:[SIG]
   ---------------------------
Name:[ILLEGIBLE]
     -------------------------
Title: VP
      ------------------------
                                                       /s/ David Buckel
                                                       -----------------------
                                                       [Assistant] Secretary
                                                       David Buckel

                                      XXSX
                                      --4--

                                                            FINANCIAL INNOVATORS

                                                                [FINOVA(R) LOGO]


                                                      FINOVA Capital Corporation
                                                              10 Waterside Drive
                                                       Farmington, CT 06032-3065
                                                                  (860) 676-1818


                       MASTER LOAN AND SECURITY AGREEMENT

        Master Loan and Security Agreement No. S7700, dated May 12, 2000


FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA"), having its principal place of business at FINOVA Corporate Center, 4800 North Scottsdale Road, Scottsdale, Arizona 85251-7623 is willing to make a loan (the "Loan") to APPLIEDTHEORY CORPORATION ("you" or "Borrower"), having its principal place of business at 224 Harrison Street, 8th Floor, Syracuse, NY 13202, in one or more advances made from time to time (individually, an "Advance" and collectively, the "Advances"), in the aggregate principal amount of up to Three Million Dollars ($3,000,000.00), under the terms and conditions contained in this Master Loan and Security Agreement (this "Master Agreement"). The entire Loan will be "cross collateralized" and secured by the collateral (the "Collateral") described in each schedule (individually, a "Schedule" and collectively, "Schedules") which will be executed in connection with each Advance and the related Note (as hereinafter defined). The Collateral includes the Equipment hereinafter described and any and all replacement parts, additions, accessories and accessions that you may add to the Equipment, as well as all replacements and substitutions of the Equipment and all proceeds of the Equipment, including, without limitation, insurance proceeds. We may treat any Schedule as a separate loan and security agreement containing all of the provisions of this Master Agreement.

1.   THE CREDIT

     (a) ADVANCES. Each Advance shall be evidenced by and the specific terms applicable thereto set forth in a Note and related Schedule. All of the Notes and Schedules, taken together, will evidence the entire Loan. We will only make the Loan to you if all the conditions in this Master Agreement have been met to our satisfaction. We will rely on your representations and warranties contained in this Master Agreement, in making the Loan. The terms of this Master Agreement will each apply to the entire Loan.

     (b) USE OF PROCEEDS. The proceeds of the Advances will be used solely to reimburse you for your payment of the purchase price for equipment which is satisfactory to us and which is described in the applicable Schedule ("Equipment"). If you have not yet paid for the Equipment (but the same is otherwise satisfactory to us), the proceeds of the Advance will be paid by us directly to the supplier (which you have chosen) to pay the purchase price of the Equipment.

     (c) NOTES. Your obligation to repay the Advance and to pay interest thereon will be evidenced by separate secured promissory notes (individually, a "Note" and collectively, the "Notes"). Each Note will be dated the date of the Schedule to which the Advance evidenced by the

Note is related. The related Schedule will be deemed to be part of the Note.

     (d) TERM. The term ("Term") of each Schedule (and the related Advance) begins upon the date that we make payment for the Collateral covered under the Schedule (the "Closing Date"). The Term continues until you fully perform all of your obligations under this Master Agreement, each related Schedule and the related Note(s).

     (e) LOAN ACCOUNT. We will keep a loan account on our books and records for the Loan. We will record all payments of principal and interest in the loan account. Unless the entries in the loan account are clearly in error, the loan account will definitively indicate the outstanding principal balance and accrued interest on the Loan.

     (f) PAYMENTS. The scheduled payments of principal and interest (the "Payments") are indicated on and due and payable in accordance with the terms of the applicable Note and Schedule. The Payments are payable in advance and otherwise on the dates and in the amounts set forth on the applicable Schedule.

     (g) FIRST PAYMENT AND SUBSEQUENT PAYMENTS. The first Payment under a Note and Advance ("First Payment") is due at the beginning of its Term and shall, at our option, either be deducted from the proceeds of the Advance or paid directly to us by you. Subsequent Payments are due on the thirtieth (30th) day of each successive month as set forth on the Schedule until you pay to us in full all of the Payments and any other fees, costs, charges and expenses that you owe us.

     (h) INTEREST. Prior to Maturity of an Advance, you will pay us interest on the Advance at the interest rate indicated in the applicable Schedule (the "Interest Rate"). "Maturity" means the scheduled maturity or any earlier date on which we accelerate the Loan. The Payment amount indicated in the Schedule includes interest at the applicable Interest Rate. Interest is calculated in advance using a year of 360 days with twelve months of 30 days.

     (i) INTERIM INTEREST PAYMENT. If an Advance is made on a day other than the thirtieth (30th) or thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Advance at the applicable interest rate for the period from the date the Advance is made until the twenty-ninth (29th) day of the month in which the Advance is made. If an Advance is made on the thirty-first (31st) day of a month, you will also pay to us, together with the First Payment, interest on the Advance at the applicable interest rate for the period from the date the Advance is made until the twenty-ninth (29th) day of the following month. If an Advance is made on the thirtieth (30th) day of a month, no interim interest will be due.

     (j) DEFAULT INTEREST RATE. After Maturity of the Loan or any Advance, you will pay us interest thereon at a rate of four (4%) percent per year above the applicable Interest Rate. This is referred to as the "Default Rate."

     (k) USURY. You and we intend to obey the law. If the Interest Rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

     (l) PAYMENT DETAILS. You will make all Payments due under this Master Agreement by 12:00 P.M., Connecticut time, on the day they are due. You will make all Payments in US Dollars (US$) in immediately available funds. We do not have to make or give "presentment, demand, protest or notice" to get paid. You waive "presentment, demand, protest and notice."

     (m) APPLICATION OF PAYMENTS. Each Payment under this Master Agreement is to be applied in the following order: first, to any fees, costs, expenses and charges you may owe us; second, to any interest due; and third to the principal balance.

     (n) PREPAYMENT. You may not prepay the Loan or any Advance, in whole or in part prior to the date that you make the thirteenth timely consecutive monthly payment. You may prepay the Loan as specifically permitted by Exhibit B to the applicable Schedule only in the event of your merger or consolidation with another company which is not consented to by us pursuant to Section 6(a) (vii) hereof.

     (o) NO SETOFFS. Your obligation to pay us all Payments is absolute and unconditional. You are not excused from making the Payments, in full, for any reason. You agree that you have no defense for failure to make the Payments and you will not make any counterclaims or setoffs to avoid making the Payments.


2.   SECURITY INTEREST

     (a) You grant us a first and only lien on and security interest in the Collateral. The Collateral secures the full and timely payment and performance of all of your now existing or hereafter arising indebtedness, liabilities and obligations to us, whether under this Master Agreement, the Schedules, the Notes and any other agreement, loan or lease that you may at any time or times have with us or otherwise (collectively, the "Obligations"). You also grant us a security interest in any additional collateral identified in any Schedule. Any additional collateral is considered to be "Collateral" and it secures all of the Obligations.

     (b) If we request, you will put labels supplied by us stating "PROPERTY SUBJECT TO A SECURITY INTEREST HELD BY FINOVA CAPITAL CORPORATION" on the Collateral where they are clearly visible.

     (c) You give us permission to add to this Master Agreement or any Schedule the serial numbers and other information about the Collateral.

     (d) You give us permission to file this Master Agreement or Uniform Commercial Code financing statements, at your expense, in order to perfect our security interest in the Collateral. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

     (e) You will pay our reasonable fees and costs for documentation, closing, administration and termination of this Master Agreement, the Notes and Schedules. These fees include such items as reasonable attorneys fees and expenses (not to exceed $10,000) incurred in preparing this Master Agreement and all agreements, instruments and documents executed in connection herewith, and all amendments, supplements and waivers hereto and thereto, as well as due diligence searches and fees for preparing and filing UCC terminations and releases. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Master Agreement or Uniform Commercial Code financing statements.

     (f) At your expense, you will defend our first priority security interest in the Collateral against, and keep the Collateral free of, any legal process, liens, other security interests, attachments, levies and executions. You will give us immediate written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

     (g) You will notify us at least 15 days before you change the address of your principal executive office or principal place of business. Your principal executive office and principal place of business are set forth at the beginning of this Master Agreement.

     (h) You will notify us at least 15 days before you change your state of incorporation.

     (i) You will promptly sign and return additional documents that we may reasonably request in order to protect our first priority security interest in the Collateral.

     (j) Except as set forth in a Schedule, the Collateral is personal property and will remain personal property. Except as set forth in a Schedule, you will not incorporate it into real estate and will not do anything that will cause the

Collateral to become part of real estate or a fixture.

3.   CONDITIONS OF LENDING

     (a) See our Commitment Letter to you dated May 12, 2000 (the "Commitment Letter"), which you and we consider to be a part of this Master Agreement. The terms and conditions of the Commitment Letter continue following the making of the first Advance, including, without limitation, conditions to the Loan. However, if there is a conflict between the terms and conditions of this Master Agreement, any Schedule or any Note and the terms and conditions of the Commitment Letter, then you and we agree that the terms and conditions of this Master Agreement, the Schedules and the Notes control over the Commitment Letter terms and conditions.

     (b) Before we disburse any proceeds of any Advance, we also require the following:

          (i) That no payment is past due to us under any other agreement, loan or lease that you have with us.

          (ii) That you are complying with all terms of this Master Agreement, the Schedules and the Notes and there are no defaults hereunder or thereunder.

          (iii) That we have received all the documents we requested, including the signed Schedule and Note.

          (iv) That there has been no material adverse change in your financial condition, business or operations from the financial condition that you have disclosed to us.

          (v) All conditions contained in the Commitment Letter have been satisfied.

4.   REPRESENTATIONS AND WARRANTIES

You represent and warrant to us as follows:

     (a) You are duly organized, existing and in good standing wherever you or it are required by law to be so qualified. You have full power and authority to execute, deliver and carry out the provisions of this Master Agreement, the Schedules and the Notes and to borrow hereunder and thereunder. This Master Agreement, the Schedules and the Notes are validly executed and delivered by you and are the legal, valid and binding obligations of yours, each enforceable in accordance with its terms.

     (b) You are not a defendant under any material litigation and there are no judgments outstanding against you that would have a material adverse effect on your ability to make the payments required hereby.

     (c) All of the Equipment has been delivered to you and installed at the location set forth on the Schedule and you have accepted all of the Equipment for all purposes of this Master Agreement.

     (d) You have good title to all of your assets, including, without limitation, the Collateral, and in the case of the Collateral, free and clear of all security interests, liens and other encumbrances. Upon filing of UCC-1 financing statements in all applicable filing offices, we will be granted a first and only perfected lien on and security interest in all of the Collateral. There are no other security interests, liens or encumbrances covering the Collateral.

     (e) You have supplied us with information about the Collateral. You promise to us that the amount of our Advance as to each item of Equipment is no more than the fair and usual price for this kind of Equipment, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Equipment.

     (f) The Collateral is located at the premises set forth on the Schedule.

     (g) All financial information and other information that you have given us is true and complete in all material respects. You have not failed to tell us anything that would make the financial information not misleading. There has been no material adverse change in your financial condition, business or operations from the financial condition that you disclosed to us.

     (h) You have complied in all material respects with all "environmental laws" and will continue to comply with all "environmental laws." No "hazardous substances" are used, generated, treated, stored or disposed of by you or at your properties except in compliance with all environmental laws. "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws: CERCLA, RCRA, Hazardous Materials Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.


5.   COVENANTS

You agree to do the following things (or not to do the following things if so stated) until full payment of all amounts due to us under this Master Agreement, the Schedules and the Notes:

     (a) CARE, USE, LOCATION, TRANSFER, ENCUMBRANCE, AND ALTERATION OF THE COLLATERAL.

          (i) You will make sure that the Collateral is maintained in good operating condition, ordinary wear and tear excepted, and that it is serviced and repaired when this is necessary to keep the Collateral in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

          (ii) You will maintain service logs for the Collateral, if applicable, and permit us or our agents to inspect the Collateral, the service logs and service reports. You give us and our agents permission to make copies of the service logs and service reports.

          (iii) We will give you prior notice if we, or our agents, want to inspect the Collateral or the service logs or service reports. We may inspect it during regular business hours. If we find during an inspection that you are not complying with this Master Agreement in any material respect or if you are otherwise in default in any material respect under this Master Agreement, you (and not us) will pay our travel, meals and lodging costs, and our out-of-pocket costs and fees and those of our agents for reinspection. You will promptly cure any problems with the Collateral that are discovered during our inspections.

          (iv) You will use the Collateral only for business purposes. You will obey all legal and regulatory requirements in your use of the Collateral.

          (v) You will make all additions, modifications and improvements to the Collateral that are required by law or government regulation. Otherwise, you will not materially alter the Collateral without our written permission. You will replace all worn, lost, stolen or destroyed parts of the Collateral with replacement parts that are as good or better than the original parts. The new parts will become subject to our security interest upon replacement.

          (vi) You will not remove the Collateral from the location indicated in the Schedule.

          (vii) You have and will have good and merchantable title to all of the Collateral.

          (viii) You will not convey, assign, sell, mortgage, transfer, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any interest whatsoever in or to any or all of the Collateral, or any interest therein.

     (b) RISK OF LOSS.

          (i) You have the complete risk of loss or damage to the Collateral. Loss or damage to the Collateral will not relieve you of your obligation to make the Payments.

          (ii) If any Collateral is lost or damaged, you have two choices although if you are in default under this Master Agreement, we and not you will have the two options. The choices are:

          (A) Repair or replace the damaged or lost Collateral so that, once again, the Collateral is in good operating condition and we have a perfected first priority security interest in it.

          (B) Pay us the present value (as of the date of payment) of the remaining Payments. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, we will release our security interest in the damaged or lost Collateral and you (or your insurer) may keep the Collateral for salvage purposes, on an "AS IS, WHERE IS" basis and without any representation or warranty whatsoever.

     (c) INSURANCE.

          (i) Until you have made all Payments to us under this Master Agreement, the Schedules and the Notes and all Obligations have been satisfied in full, you will keep the Collateral insured. The amount of insurance, the coverage, and the insurance company must be reasonably acceptable to us.

          (ii) If you do not provide us with written evidence of insurance that is reasonably acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours, and we may insure the Collateral beyond the date of satisfaction of the Obligations.

          (iii) Insurance proceeds may be used to repair or replace damaged or lost Collateral or to pay us the present value of the Payments, as provided above.

          (iv) You appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Collateral.

     (d) TAXES.

          (i) You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license, recording and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use, lease or rental of the Collateral or on the Loan.

          (ii) You will pay all taxes (other than our federal or state net income taxes) imposed on you or on us regarding the Payments.

          (iii) You will reimburse us for any of these taxes that we pay or advance.

          (iv) You will file and pay for any personal property taxes on the Collateral.

(e) INFORMATION SUPPLIED BY YOU.

          (i) During the Term you will promptly provide us with copies of any current, quarterly and annual reports and all proxy (or information) statements you file with the Securities and Exchange Commission ("SEC").

          (ii) You will also provide us with the following financial statements:

          (A) Quarterly balance sheet and statements of earnings and cash flow - within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by the chief financial officer.

          (B) Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by a reputable firm of certified public accountants reasonably acceptable to us such as Grant Thorton or other firm of national recognition. Their audit report must be unqualified.

All annual financial statements will be prepared according to generally accepted accounting principles, consistently applied. All quarterly financial statements will be prepared on a basis consistent with the annual financial statements, subject to normal year-end adjustments and that the notes thereto may be summarized in accordance with SEC regulations. All financial statements and SEC filings that you provide us will be true and complete in all material respects. They will not fail to tell us anything that would make them not misleading.

          (iii) At the same time you deliver or cause to deliver the financial statements described in paragraphs 5(f)(ii)(A) and (B), you will also provide us with a certificate of your chief financial officer stating that no default exists, or, if he cannot certify this because a default does exist, he must specify in reasonable detail the nature of the default.


6.   DEFAULTS

     (a)  DEFAULTS. You are in default if any of the following happens:

          (i) You do not pay us, within ten (10) days of when it is due, any Payment or other payment that you owe us under this Master Agreement, any Schedule or any Note or that you owe under any other agreement, loan, lease or other financial arrangement that you have with us.

          (ii) Any of the financial information that you give us is not true and complete in all material respects, or you fail to tell us anything that would make the financial information not misleading.

          (iii) You do something you are not permitted to do, or you fail to do anything that is required of you, under this Master Agreement, any Schedule or any other lease, loan or other financial arrangement that you have with us.

          (iv) An event of default occurs for any other lease, loan or obligation of yours that exceeds $75,000 in the aggregate.

          (v) You file bankruptcy, or involuntary bankruptcy is filed against you and such involuntary bankruptcy is not dismissed within sixty (60) days.

          (vi) You are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for the benefit of creditors) and such proceeding that is involuntary is not dismissed within sixty (60) days.

          (vii) Without our permission, you sell all or substantially all of your assets, merge or consolidate. Permission for merger shall not be unreasonably withheld. However, without violating the provisions of this clause, you may consolidate with or merge with a corporation or other entity organized under the laws of one of the states of the United States or the District of Columbia (the surviving entity, a "successor"), or sell (except by means of a sale and leaseback arrangement) all or substantially all of its business and assets to a transferee (the "transferee"), on the condition that any successor or transferee either expressly or by operation of law assume in writing all of your obligations pursuant to this Master Agreement, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the successor or transferee after the consolidation, merger or sale shall be at least equal to your net tangible assets and the net worth, immediately prior to the consolidation, merger or sale.

          (viii) There is a material adverse change in your consolidated financial condition, business or operations.

     (b) REMEDIES, DEFAULT INTEREST, LATE FEES.

          If you are in default we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

          (i) "Accelerate" the Loan balance under any or all Notes. This means that we may require you to immediately pay us the entire outstanding principal balance of the entire Loan.

          (ii) Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other agreements, loans, leases or financial arrangements that you have with us.

          (iii) Sue you for the entire outstanding principal balance of the Loan and all other amounts you owe us (including, without limitation, all accrued and unpaid interest, including interest at the Default Rate), outstanding fees, costs, expenses and charges, plus all prepayment premiums.

          (iv) Require you at your expense to assemble the Collateral at a location we request in the United States of America.

          (v) Exercise any remedy under the Uniform Commercial Code or otherwise permitted by law including to the extent permitted retaking and removing the Collateral. If required, we may disconnect and separate the Collateral from your other property. You will not be entitled to any damages resulting from removal or repossession of the Collateral, unless damages resulted from willful misconduct or gross negligence. We may use, ship, store, repair or lease any Collateral that we repossess. We may sell any repossessed Collateral at private or public sale. You give us permission to show the Collateral to buyers at your location free of charge during normal business hours, so long as we do not unreasonably disrupt your business. If we do this, we do not have to remove the Collateral from your location. If we repossess the Collateral and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Collateral. If we rent the Collateral to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Collateral, but the credit will be discounted to present value using a discount rate equal to the Default Rate. The credit will be applied against what you owe us under this Master Agreement, the Schedules, the Notes and any other agreements, loans, leases and other financial arrangements that you have with us. If the credit exceeds the amount you owe under this Master Agreement, the Schedule, the Notes and any other agreements, loans, leases or financial arrangements that you have with us, we will refund the amount of the excess to you.

          (vi) We will have all of our rights and remedies under this Master Agreement, the Notes, the Schedules and all agreements, instruments and documents executed in connection herewith and therewith and all of our rights and remedies under applicable law, whether as a secured party or otherwise.

          (vii) Return conditions:

          (A) Following a default, at our request you will return the Collateral, freight and insurance prepaid by you, to us at a location we request in the United States of America. It will be returned in good operating condition, ordinary wear and tear excepted, as required by Section 5 above. The Collateral will not be subject to any liens, other than in our favor when it is returned.

          (B) You will pack or crate the Collateral for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

          (C) You will also return to us the plans, specifications, operating manuals, software, documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier that are reasonably available. You will also return to us all service logs and service reports, as well as all written materials that you may have concerning the maintenance and operation of the Collateral.

          (D) At our request, you will provide us with up to 60 days free storage of the Collateral at your location, and will let us (or our agent) have access to the Collateral in order to inspect it, display it to others for purchase and sell it.

          (E) You will pay us what it costs us to repair the Collateral if you do not return it in the required condition.

          (viii) You will also pay us the following:

          (A) All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Collateral.

          (B) Our reasonable attorney's fees and expenses.

          (C) Default interest on everything you owe us from the date of your default to the date on which we are paid in full at the Default Rate.

          (D) A premium in the amount equal to the prepayment premium as set forth in Exhibit B to the applicable Schedule.

          (ix) You will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late Payment was originally due. The late fee will be five (5%) percent of the late Payment. If this exceeds the highest legal amount we can charge you, you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late Payment. It is charged in addition to all other amounts you are required to pay us, including Default Interest.

          (x) You realize that the damages we could suffer as a result of your default are very uncertain. This is why we have agreed with you in advance on the Default Rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

7.   PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Master Agreement or a Schedule or Note, we may perform it for you. We will notify you in writing at least ten (10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our reasonable out-of-pocket expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the Default Rate on that amount. These will be additional "Payments" that you will owe us and you will pay them at the same time that your next Payment is due.


8.   INDEMNITY

(a) You will indemnify us, defend us and hold us harmless from and against any and all claims, expenses and attorney's fees concerning or arising from the Collateral, this Master Agreement, any Schedule or Note, or your breach of any representation, warranty or covenant. It includes, without limitation, any claims, losses or charges concerning, arising out of or in connection with the manufacture, selection, delivery, possession, use, operation or return of the Collateral and any claims, losses or damages concerning, arising out of or in connection with this Master Agreement, any Schedule or the Notes.

     (b) This obligation of yours to indemnify us continues even after the Term is over.

9.   MISCELLANEOUS

     (a) ASSIGNMENT.

WE MAY ASSIGN OR GRANT A SECURITY INTEREST IN THIS MASTER AGREEMENT, ANY SCHEDULE, ANY NOTE OR ANY PAYMENTS WITHOUT YOUR PERMISSION. EXCEPT TO A COMPETITOR OF YOURS. THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE." THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT. YOU WILL NOT BE ABLE TO

RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE. NOTWITHSTANDING ANY SUCH ASSIGNMENT OR GRANTING OF A SECURITY INTEREST, WE WILL CONTINUE TO BE LIABLE FOR ALL OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT.

UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS MASTER AGREEMENT OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO LEASE OR RENT COLLATERAL OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION. THIS ANY NOT THE ELSE OUR

     (b) ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

THIS MASTER AGREEMENT WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN WRITING.

THIS MASTER AGREEMENT IS GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING THE "CHOICE OF LAW" DOCTRINE). HOWEVER, IF THIS MASTER AGREEMENT IS UNENFORCEABLE UNDER NEW YORK LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN THE STATE OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE NEW YORK COURTS. YOU WILL NOT CLAIM THAT NEW YORK COUNTY, NEW YORK, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE."

WE MAY SUE YOU IN ANY COURT THAT HAS JURISDICTION. WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

     (c) NOTICES. Your address for notices is your address set forth below your name on the signature page of this Master Agreement. We may give you written notice in person, by mail, by overnight delivery service, or by fax. Mail notice will be effective three (3) days after we deposit it with the U.S. Postal Service. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.

Our address for notices is our address set forth below our name on the signature page of this Master Agreement, with Attention: Director, Contract Administration. You will also give copies of all notices to us at our principal place of business at the address set forth in the opening paragraph of this Master Agreement, with attention to Vice President, Law Department. You may give us notice the same way that we may give you notice.

     (d) GENERAL.

This Master Agreement benefits our successors and assigns. This Master Agreement benefits only those successors and assigns of yours that we have approved in writing.

This Master Agreement binds your successors and assigns. This Master Agreement binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS MASTER AGREEMENT

This Master Agreement, all of the Schedules and the Notes and the Commitment Letter are together the entire agreement between you and us concerning the Collateral.

Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Master Agreement or any Schedule or Note on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Borrower under this Master Agreement, then each of you is jointly and severally liable for your obligations under this Master Agreement and all Schedules and Notes.

This Master Agreement is only for your benefit and for our benefit, as well as our successors and assigns. It is not intended to benefit any other person.

If any provision in this Master Agreement is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of this Master Agreement will remain as written.

We may make press releases and publish a tombstone announcing this transaction and its total amount. You may publicize this transaction with our prior written consent.



LENDER:                                                 BORROWER:

FINOVA CAPITAL CORPORATION                              APPLIEDTHEORY CORPORATION
10 Waterside Drive                                      224 Harrison Street, 8th Floor
Farmington, CT 06032-3065                               Syracuse, NY 13202


BY: /s/ LINDA A. MOSCHITTO                              BY: /s/ ANGELO A. GRNCARELLI
   -----------------------                                 ------------------------------

PRINTED NAME: Linda A. Moschitto                        PRINTED NAME: Angelo A. Gencarelli
             -------------------                                     ---------------------
              Director - Contract Administration
TITLE:                                                  TITLE:   V.P.
      --------------------                                    ----------------------
FAX NUMBER:(860)676-1814                                Taxpayer ID#
                                                                    ----------------
DATE ACCEPTED: May 30, 2000                             FAX NUMBER:(315)479-0824
               -------                                             -----------------
                                                        DATED: 5/30/00         ,2000
                                                              -----------------

STATE OF New York
        ----------------
COUNTY OF New York
         ---------------


I acknowledge that Angelo Gencarelli, who stated that he/she is Vice President of the Borrower named above, signed this Master Loan and Security Agreement in my presence today: 30 May 2000. He/She acknowledged to me that his/her signature on this Master Loan and Security Agreement was authorized by a valid resolution or other valid authorization from Borrower's board of directors or other governing body.


                                             /s/ DIANE BARKER
    [NOTARY PUBLIC SEAL]                     ---------------------------------
                                             Notary Public